POPULAR®

ASAMBLEA DE ACCIONISTAS

2013

ANNUAL STOCKHOLDERS' MEETING

Exhibit 99.1

✓ ✓	✓ ✓

2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012
Q4 2012
Q1 2013
OREO
LHFS
NPLs (HIP)

Excludes covered assets

ASAMBLEA DE ACCIONISTAS | 2013 | ANNUAL STOCKHOLDERS' MEETING

POPULAR.

Focus Areas
2012 Q1 2013
CREDIT
QUALITY
Reduced non-performing loans
held in portfolio by $313 million
or 18%
Reduction of 27% in NPL inflows
Completed bulk sale of non-
performing assets
Positive trends, even when
excluding impact of sale

✓ ✓	✓
	✓ ✓	✓
	✓ ✓ ✓	✓ ✓

ASAMBLEA DE ACCIONISTAS | 2013 | ANNUAL STOCKHOLDERS' MEETING

POPULAR.

Focus Areas
2012 Q1 2013
EFFICIENCY Executed a voluntary
retirement window
Continued process redesign
efforts
Continued process redesign
efforts
ASSET
ACQUISITION
& BUSINESS
GROWTH
Acquired approximately $800
million in assets, mainly
consumer loans in P.R. and
mortgage loans in the U.S.
Strong mortgage origination in
P.R.
Completed acquisition of two
mortgage portfolios, amounting
to approximately $800 million
POPULAR
COMMUNITY
BANK
Second consecutive profitable
year
Solidified trend of improving
credit quality
Completed the rebranding
process
Profitable quarter
Continued improvement in
credit quality

ASAMBLEA DE ACCIONISTAS | 2013 | ANNUAL STOCKHOLDERS' MEETING

POPULAR.

Financial Results – Balance Sheet
$ in thousands 2011 2012 3/31/2013
Assets
Cash and equivalents 535,282 $           439,363 $         242,290 $
Investments 7,127,591 6,812,566 7,305,343
Loans (net) 25,314,392 25,093,632 25,197,686
Allowance for loan losses (815,308) (730,607) (683,368)
Other assets 5,186,475 4,892,581 4,880,763
Total assets 37,348,432 $    36,507,535 $   36,942,714 $
Liabilities
Deposits 27,942,127 $      27,000,613 $     27,013,217 $
Borrowings 4,293,669 4,430,673 4,969,344
Other liabilities 1,193,883 966,249 989,010
Equity 3,918,753 4,110,000 3,971,143
Total liabilities and equity 37,348,432 $    36,507,535 $   36,942,714 $

ASAMBLEA DE ACCIONISTAS | 2013 | ANNUAL STOCKHOLDERS' MEETING

(59)
167
(94)
(12)
(49)
141
Net interest income
Provision for loan losses
Other income
Personnel expenses
Other expenses
Income tax
(5)
8
(43)
0
17
(1)
Net interest income
Provision for loan losses
Other income
Personnel expenses
Other expenses
Income tax
2012 v. 2011 Q1 2013 v. Q4 2012
• Net income of $245 million
• Compared to net income of $151 million in 2011
• Net loss of $120.3 million
• Excluding impact of NPA sale, net income
of $60.3 million
• Compared to net income of $84 million
in Q4 2012
Main Variances Main Variances
(excluding impact of NPA sale)
Negative
/ Positive
Negative / Positive
Financial Results – Income Statement

ASAMBLEA DE ACCIONISTAS | 2013 | ANNUAL STOCKHOLDERS' MEETING

POPULAR.

Stock Prices -80% -60% -40% -20% 0% 20% 40% 60% 80% 100% 2010 2011 2012 2013 PR Peers, -54% BPOP, 27% BKX, 32% US Peers, 31% Prices as of 4/26/2013

100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-120%
2010
2011
2012
2013
OFG, 47%
BPOP, 27%
DRL, -79%
FBP, -83%

Prices as of 4/26/2013

ASAMBLEA DE ACCIONISTAS | 2013 | ANNUAL STOCKHOLDERS' MEETING

POPULAR.

Stock Prices – P.R. Banks

Looking Ahead
•
Continued focus on credit quality, business growth, organizational quality and Popular Community Bank
•
Unique franchise in PR provides strong, stable revenue-generating capacity
•
Strong capital position
o
Will be further enhanced by gain from EVERTEC IPO ($169 million)
•
Actions drive us closer to TARP exit in the most shareholder-friendly fashion